UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): January 21, 2022

XpresSpa Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34785	20-4988129
(Commission File Number)	(IRS Employer Identification No.)

254 West 31st Street, 11th Floor, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 309-7549

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XSPA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported by XpresSpa Group, Inc. (the “Company”) in its Current Report on Form 8-K dated January 19, 2022 (the “January 19, 2022 8-K”), Douglas Satzman resigned as the President and Chief Executive Officer of the Company for personal reasons effective as of January 19, 2022.

On January 21, 2022, Mr. Satzman entered into a Separation Agreement and Release in favor of the Company (the “Separation and Release”), settling all claims related to his employment with the Company and under his Employment Agreement with the Company, dated as of February 19, 2019 (the “Employment Agreement”), and otherwise setting forth the terms and conditions of his separation from service with the Company and severance arrangements in connection therewith.

Under the terms of the Separation and Release, Mr. Satzman will receive (i) an amount equal to his current annual base salary ($475,000) as severance, payable over the 12-month period following January 21, 2022 in accordance with the Company’s regular payroll schedule and (ii) if elected by Mr. Satzman, subsidization of COBRA continuation payments under the Company’ group medical insurance plans until the earlier of January 31, 2023, the date he is eligible under another employer’s heath plan or Medicare, or the expiration of the maximum COBRA continuation coverage period for which he eligible under law. The Separation and Release provides (i) that Mr. Satzman is entitled to incentive compensation of $168,341 attributable to calendar year 2021 (of which amount $10,000 represents expense reimbursement), as provided in his Employment Agreement, (ii) that the vesting of all stock options, RSUs and other stock-based awards outstanding held by Mr. Satzman as of the effective date of the Separation and Release vest immediately after such effective date, and (iii) for a general release in favor of the Company.

As previously reported, the Separation and Release effectuates Mr. Satzman’s resignation a director of the Company and all of its subsidiaries. The previously reported appointment of Scott R. Milford as a member of the Board with an initial term expiring at the Company’s 2022 Annual Meeting of Stockholders became effective as of January 21, 2022, the effective date of Mr. Satzman’s resignation as a director. The information regarding Mr. Milford in the third through fifth paragraphs of Item 5.02 of the January 19, 2022 8-K is incorporated by reference herein.

The foregoing description of the Separation Agreement and Release is qualified in its entirety by the full text of the agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits

99.1	Separation Agreement and Release, dated as of January 21, 2022, between XpresSpa Group, Inc. and Douglas Satzman

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XpresSpa Group, Inc.

Date: January 26, 2022	By:	/s/ Cara Soffer
	Name:	Cara Soffer
	Title:	General Counsel